UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 16, 2005

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     On September 15, 2005, certain executive officers and members of the board of directors of Psychiatric Solutions, Inc. (the “Company”) established stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s insider trading policy. These directors and officers adopted the pre-arranged stock trading plans in order to exercise options and sell a portion of their stock in the Company over time as part of their respective long-term strategies for individual asset diversification and liquidity. The transactions under these plans will be disclosed publicly through Form 4 and, if applicable, Form 144 filings with the Securities and Exchange Commission following execution of a transaction. By using the trading plans, the individuals will spread stock trades out over a more extended period of time than the trading windows provided by the Company’s insider trading policy and will avoid being prohibited from selling shares for long periods of time as a result of material, non-public information that they may possess in the future. Because these plans were established well in advance of a trade, they also help avoid concerns about whether these officers had material, non-public information when they made a decision to sell their stock. The Company is under no obligation to update the disclosure included in this report or to disclose the entry into, modification or termination of additional or new plans in the future by the Company’s officers, directors or employees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Brent Turner
Brent Turner
Executive Vice President, Finance and Administration

Date: September 16, 2005